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                                  EXHIBIT 99.2

                             CONTRIBUTION AGREEMENT


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                                                                 EXECUTION COPY

                             CONTRIBUTION AGREEMENT



                  THIS CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of December 9, 1997, by and among Hawthorn Suites Associates, an Illinois joint venture ("HSA"), HSA Properties, Inc., a Delaware corporation ("HPI," and together with HSA, the "ASSIGNORS"), USFS Hawthorn, Inc., a Delaware corporation (the "COMPANY"), and U.S. Franchise Systems, Inc., a Delaware corporation ("USFS").

                  WHEREAS, HSA owns a 98% percentage interest (the "HSA INTEREST"), and HPI owns a 1% percentage interest (the "HPI INTEREST" and together with the HSA Interest collectively, the "EQUITY INTERESTS"), in HSA Properties, L.L.C., a Delaware limited liability company ("HSA LLC"); and

                  WHEREAS, in order to induce the Company and USFS to enter into the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date hereof, by and between USFS and the Company, the Assignors are entering into this Agreement pursuant to which the Assignors and the Company will consummate the transactions contemplated hereby immediately prior to the Effective Time of the Merger (each as defined in the Merger Agreement), on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                    SECTION I

                                  DEFINED TERMS

                  I.1 Defined Terms. Except as otherwise herein expressly provided, defined terms when used in this Agreement shall have the meanings set forth in Section 8.1.

                                   SECTION II

                       CONTRIBUTION AND ISSUANCE; CLOSING

                  II.1 Contribution. Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined in Section 2.4), each of the Assignors shall sell, assign, transfer, convey, grant and set over to the Company all of its rights, title and interest in and to the Equity Interests, free and clear of all liens, encumbrances and claims (collectively, "LIENS"), including, without limitation, all of the Assignors' rights to receive allocations of income, gain, loss, deduction, credit and similar items and distributions by reason of the Assignors' interest in HSA LLC in respect of all periods subsequent to the Closing Date (it being agreed that the Assignors shall receive and be entitled to distribute all allocations of income, gain, loss, deduction, credit and similar items and distributions of HSA LLC to which they are otherwise entitled through the Closing Date), as well as all of the Assignors' rights as members in HSA LLC, with the intent that on the Closing Date the Company shall become a member in HSA LLC, to the extent of the Equity Interests conveyed.

                  II.2 Assumption. Upon the terms and subject to the conditions set forth herein, on the Closing Date the Company shall accept, assume, take over and
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succeed to all of the Assignors' rights, title and interest in and to the Equity
Interests and shall assume and agree to perform and discharge in full, when due, all of the obligations and commitments of the Assignors related thereto pursuant to the terms of the Operating Agreement of HSA Properties, L.L.C., dated as of March 27, 1996 ("HSA LLC AGREEMENT"), in the form previously delivered to the parties hereto, or otherwise and to be bound by all of the provisions of the HSA LLC Agreement.

                  II.3 Subscription. Upon the terms and subject to the conditions set forth herein, and in consideration for the Equity Interests, on the Closing Date the Company shall issue to the Assignors an aggregate of 2,222,222 shares of Class A common stock, par value $.01 per share (the "CLASS A STOCK"), of the Company to be allocated between the Assignors as specified on
Schedule 1 hereto. Such shares of Class A Stock shall be issued on the Closing Date and when issued shall be duly authorized, validly issued, fully paid and non-assessable and the certificates therefor shall so state.

                  II.4 Closing. The closing of the transactions contemplated by this Section 2 (the "CLOSING") shall take place on the day of (the "CLOSING DATE"), and immediately prior to, the Effective Time of the Merger at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York. At the Closing, in addition to the other deliveries specified in this Agreement, each Assignor shall deliver to the Company such good and sufficient instruments of conveyance and assignment as the Company and its counsel shall deem reasonably necessary or appropriate to vest in the Company good title in and to the Equity Interests, respectively owned by each such Assignor, free and clear of all Liens.
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                                   SECTION III

                         REPRESENTATIONS AND WARRANTIES

                  III.1 Representations and Warranties of the Company and USFS. The Company and USFS, severally and jointly, represent and warrant to the Assignors that:

                           (a)      Merger Agreement. The representations and
warranties contained in Articles 3 and 4 of the Merger Agreement are true and correct.

                           (b)      Due Authorization and Validity.  Each of the
Company and USFS has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of the Company and USFS and constitutes the legal, valid and binding obligation of each of the Company and USFS enforceable against the Company and USFS, respectively, in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                           (c)      Non-Contravention.  The execution, delivery
and performance by each of the Company and USFS of this Agreement and the issuance by the Company of the shares of Class A Stock pursuant hereto do not and will not conflict with or result in a breach or violation of any agreement to which the Company or USFS is a party or is otherwise bound or subject and do not and will not result in

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any violation of the Certificate of Incorporation or By-laws of the Company or
USFS or any statute, order, rule or regulation of any foreign, federal, state, municipal or other court, commission or governmental agency or body (each, a "Governmental Authority") having jurisdiction over the Company or USFS or any of their respective properties.

                           (d)      Shares Issued Free and Clear of Liens.  All
of the shares of Class A Stock to be issued to each Assignor pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable, and issued free and clear of any Liens.

                           (e)      Due Incorporation.  Each of the Company and
USFS is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                           (f)      Certificate of Incorporation and By-Laws of
the Company. Each of the Certificate of Incorporation and By-Laws of the Company is in full force and effect in the form previously delivered to the Assignors and has not been amended, modified, revoked or rescinded since the date thereof.

                           (g)      Capitalization of the Company; Subsidiaries.
The authorized capital stock of the Company consists of 30,000,000 shares of Class A Stock, of which, as of the date hereof, 1,000 shares are issued and outstanding, and 5,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Stock"), of which, as of the date hereof, no shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"
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and together with the Class A Stock and the Class B Stock, the "Company Stock"),
of which, as of the date hereof, no shares are issued and outstanding. As of the date hereof, Neal K. Aronson is the sole record and beneficial owner of all of the issued and outstanding shares of Class A Stock. All of the issued and outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights. Except for this Agreement and the Merger Agreement, as of the date hereof, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding on the Company providing for the issuance, disposition or acquisition of any shares of its capital stock. As of the date hereof, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. As of the date hereof, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. Except for the redemption at $.01 per share of the 1,000 shares of Class A Stock owned by Neal K. Aronson to occur at the Closing, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company does not own or hold, directly or indirectly, any shares of capital stock, partnership or membership interests, or other ownership of any entity.

                           (h)      Liabilities.  The Company does not have any
direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured
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or unsecured, accrued, absolute, contingent or otherwise.

                  III.2 Representations and Warranties of Assignors. Subject to
Section 3.3, each Assignor hereby represents and warrants, severally and jointly, to the Company and USFS that:

                           (a)      Due Organization.  It is an organization
duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

                           (b)      Due Authorization and Validity.  Such
Assignor has full right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Assignor and constitutes the legal, valid and binding obligation of such Assignor, enforceable against such Assignor in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                           (c)      Non-Contravention.  The execution, delivery
and performance by such Assignor of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach or violation of any agreement to which such Assignor is a party or is otherwise bound or subject and do not and will not result in any violation of the organizational documents of such Assignor or any statute, order, rule or regulation of any
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Governmental Authority having jurisdiction over such Assignor or any of its properties.

                           (d)      Title to Equity Interests.  Such Assignor
is the legal, beneficial and record owner of the Equity Interests opposite its name on Schedule 1, free and clear of any Liens.

                           (e)      Due Formation of HSA LLC.  HSA LLC is a
limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and has full right, power and authority to own and license the Hawthorn Brand. HSA LLC, at the time of the Master Franchise Agreement, had the full right, power and authority to execute, deliver and perform the Existing Licenses and the assignment thereof to USFS. The authorized and issued and outstanding limited liability company interests of HSA LLC are as described on Schedule 2 hereto.

                           (f)      Investment.  Such Assignor or such
Assignor's representatives has had an opportunity to ask questions of and receive answers from officers of the Company and USFS, or a person or persons acting on their behalf, concerning the terms and conditions of this investment. Such Assignor is an "accredited investor" as such term is defined in Regulation 501 promulgated under the Securities Act of 1933, as amended (the "ACT"), and has such knowledge and experience in financial and business matters to evaluate the risks of investment in the Company. The shares of Class A Stock are being acquired by such Assignor for the Assignor's own benefit and account for investment and not with a view to, or for resale

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in connection with, a public offering or distribution. Such Assignor acknowledges that such Assignor has been advised that the shares being acquired by it hereunder have not been registered under the Act and, accordingly, that such Assignor may not be able to sell or otherwise dispose of such shares when such Assignor wishes to do so. Such Assignor agrees that such shares will not be resold (a) without registration thereof under the Act (unless an exemption from such registration is available) or (b) in violation of any law; and the certificate or certificates representing such shares may be endorsed with a legend indicating that such shares are not registered under the Act and reciting that transfer thereof is restricted.

                           (g)      Intellectual Property.

                                    (1)     To the Knowledge of the Assignors,
HSA LLC owns or is exclusively licensed or otherwise has the exclusive right to use, practice, sell, license and dispose of, without restriction, all Intellectual Property reasonably necessary for the operation of the business relating to the Hawthorn System as conducted on the date of the Master Franchise Agreement, without violation or infringement of any rights of HSA LLC, the Assignors or USFS.

                                    (2)     Schedule 3.2(g)(2) hereto sets forth
all Trademarks, Patents and Copyrights which, to the Knowledge of the Assignors, are owned by HSA LLC and used by HSA LLC in connection with the Hawthorn System which Schedule 3.2(g)(2) specifies, as to each item of Trademark, Patent or
Copyright: (w) the nature of the item, including the title or description; (x) the jurisdictions by or in which the item is, to Knowledge of the Assignors, issued or registered, or in which an application for issuance or registration has been filed, including the respective

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registration or application numbers; (y) the issue date and expiration date of the item, and (z) with respect to each Trademark, the class or classes of goods or services on which such Trademark is or is intended to be used.

                                    (3)     Schedule 3.2(g)(3) sets forth all
licenses, sublicenses and other agreements ("IP LICENSES") under which HSA LLC is a licensee or otherwise is authorized to use or practice any Intellectual Property and all IP Licenses under which HSA LLC is a licensor or otherwise authorizes any Person to use or practice Intellectual Property, other than the Master Franchise Agreement.

                                    (4)     To the Knowledge of the Assignors,
HSA LLC possesses all right, title and interest in and to the Intellectual Property, free and clear of any lien or other restriction (other than the Master Franchise Agreement and the IP Licenses), and has received no notice from any third party to the contrary.

                                    (5)     To the Knowledge of the Assignors,
HSA LLC is not, and, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder and subsequent to the completion of the transactions contemplated herein, will not be, in violation of, and will not lose any rights pursuant to, any instrument or agreement governing Intellectual Property. Each IP License is now, to the Knowledge of the Assignors, valid and enforceable and in full force and effect (except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or
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at law) and the discretion of any court before which any proceedings therefor may be brought) and will continue to be so on identical terms following the execution and delivery of this Agreement, in accordance with the terms of each such IP License.

                                    (6)     To the Knowledge of the Assignors,
no other party is in breach or default under any IP License in any material respect, nor does any condition exist which with notice or lapse of time or both would constitute a material breach or default by any such third party, or permit termination, modification or acceleration thereunder, and no such third party has repudiated any provision thereof. HSA LLC has not received from any third party any notice, and has no actual knowledge of the existence of, any breach or default under any IP License in any material respect, nor, to the Knowledge of the Assignors, does any condition exist which with notice or the lapse of time or both would constitute a material breach or default by HSA LLC or permit termination, modification or acceleration thereunder, or give rise to a right of repudiation, by any other party to any such IP License.

                                    (7)     No litigation is pending or, to the
Knowledge of the Assignors, threatened that challenges the validity, enforceability, ownership or right to use, sell, license or dispose of any item of Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree, stipulation, charge or agreement (other than the Master Franchise Agreement) restricting in any manner the use or licensing thereof by HSA LLC or the sublicensing thereof by USFS.

                                    (8)     HSA LLC has received no notice of
any claim, charge, complaint, demand or notice alleging any infringement upon or other violation
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of the intellectual property rights of third parties, and, to the Knowledge of the Assignors, no basis for any such claim exists. To the Knowledge of the Assignors, the use of the Intellectual Property by USFS in the manner contemplated by the Master Franchise Agreement will not infringe upon or otherwise violate any intellectual property right of third parties.

                                    (9)     To the Knowledge of the Assignors,
no third party is infringing upon or otherwise violating any of its rights to the Intellectual Property.

                                    (10)    "Intellectual Property" shall mean
each of the following, except, in each case, to the extent such description refers to commercially available "canned" or off-the-shelf software:

                                            (1)      United States and foreign
         trademarks, service marks, trade names, brand names, trade dress, designs and logos, and product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof, that were, as of the date of the Master Franchise Agreement, and that are as, of the date hereof, used by HSA LLC in connection with the Hawthorn System (the "Trademarks");

                                            (2)      Patents and patent
         applications throughout the world that were, as of the date of the Master Franchise Agreement, and that are, as of the date hereof, actually used by HSA LLC in connection with the Hawthorn System (the "PATENTS");

                                            (3)      Copyrights, registered or
         unregistered, throughout the world that were, as of the date of the Master Franchise Agreement and that are, as of the date hereof, actually used by HSA LLC in

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         connection with the Hawthorn System (the "COPYRIGHTS");

                                            (4)      Trade secrets (if any)
         actually used by HSA LLC in connection with the Hawthorn System and other confidential and proprietary intellectual property information in the possession of HSA LLC concerning the Hawthorn System that is not generally available to the public and that is treated as confidential or proprietary by HSA LLC (excluding information regarding financial performance and employees);

                                            (5)      Computer software programs,
         source code, object code, date and documentation to the extent owned by HSA LLC that were, as of the date of the Master Franchise Agreement, and that are, as of the date hereof, actually used in connection with the Hawthorn System;

                                            (6)      All transferable permits,
         grants and licenses or other rights running to or from HSA LLC relating to any of the foregoing; and

                                            (7)      Any other similar
         intellectual property rights actually used in connection with the Hawthorn Brand.

                           (h)      Non-Contravention of HSA LLC.  Except as set
forth on Schedule 3.2(h), neither the execution and delivery of this Agreement by the Assignors or any other agreement or instrument contemplated hereby, nor the consummation of the transactions contemplated hereby, nor the performance of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions, by the Assignors will
(i) require HSA LLC to obtain any consent, approval or action of, or make any filing with or give any notice to, any
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Governmental Authority or other person, (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (with or without notice or lapse of time or both), to the Knowledge of the Assignors, a default under, the certificate of formation of HSA LLC, the HSA LLC Agreement or any law, statute, rule or regulation, order, writ, injunction, determination, award, judgment or decree applicable to HSA LLC or, to the Knowledge of the Assignors, the Hawthorn System, or any material instrument, contract, franchise agreement or other agreement to which HSA LLC is a party or by which HSA LLC or, to the Knowledge of the Assignors, the Hawthorn System may be bound or subject, or (iii) require any consent, approval or written notice under or result in a violation or breach of, or a material modification of the effect of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture or any agreement, instrument, license or obligation to which HSA LLC is a party or by which HSA LLC or, to the Knowledge of the Assignors, the Hawthorn System may be bound, provided that no representation or warranty is made in foregoing clauses (i), (ii) or (iii) with respect to matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to HSA LLC.

                           (i)      No Claims.  To the Knowledge of the
Assignors, there are no outstanding orders, writs, injunctions, determinations, awards, judgments or decrees against HSA LLC relating to the Hawthorn System, and there are no actions, suits, claims or legal administrative or arbitral proceedings or investigations (collectively, "CLAIMS"), pending or, to the Knowledge of the Assignors, threatened
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against HSA LLC provided that no representation or warranty is made in this subsection 3.2(i) with respect to matters that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to HSA LLC.

                           (j)      Compliance with Laws.  To the Knowledge of
the Assignors, HSA LLC is in material compliance with all laws (including, without limitation, all federal and state franchise laws and regulations), ordinances, regulations and orders, judgments, injunctions, awards or decrees as presently enacted and in force, of any governmental authority relating to HSA LLC. To the Knowledge of the Assignors, HSA LLC has all material licenses, permits, orders or approvals (excluding any licenses, permits, orders or approvals that relate to the offer and sale by USFS of franchises) of any governmental authority (collectively, "PERMITS") that are necessary for the conduct of the Hawthorn System as now conducted and Schedule 3.2(j) contains a true and complete list of all Permits currently in effect and held by HSA LLC. To the Knowledge of the Assignors, HSA LLC has received no written notice from any governmental authority of any material violation of any Permit and no proceeding is pending, or to the Knowledge of the Assignors, threatened, to revoke or limit any Permit.

                           (k)      Contracts.  Schedule 3.2(k) sets forth a
true and complete list of all material agreements, contracts, commitments or undertakings entered into by HSA LLC or any of its Affiliates with respect to the Hawthorn System (the "CONTRACTS"). HSA LLC has delivered or made available to the Company and/or USFS true and complete copies of each of the Contracts. Each of the Contracts is, to
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the Knowledge of the Assignors, legal, valid, binding and enforceable and in full force and effect and will continue to be so on identical terms after the consummation of the transactions contemplated hereby (except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought). To the Knowledge of the Assignors, no party is in breach or default under any Contract in any material respect, nor, to the Knowledge of the Assignors, does any condition exist which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder, and no party has repudiated any provision thereof.

                           (l)      Financial Statements.  The unaudited balance
sheets of HSA LLC as of December 31, 1996 and September 30, 1997 and the unaudited related statements of earnings, members' equity (deficit), and unaudited cash flows for the periods ended on such dates, have been prepared in accordance with United States generally accepted accounting principles in effect for the periods covered thereby, and present fairly the financial position of HSA LLC at such dates and the results of HSA LLC's operations for such periods (subject, in the case of interim financial statements, to normal year-end adjustments). Since September 30, 1997, there has been no material adverse change in the condition, financial or otherwise, of HSA LLC, except changes in the ordinary course of business, which individually or in the aggregate,

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could not reasonably be expected to have a material adverse effect on the business, assets, properties, prospects or condition (financial or otherwise) of HSA LLC.

                           (m)      Liabilities.  Except as reflected in the
most recent financial statements referred to in Section 3.2(l), or the notes thereto, and subject to normal year-end adjustments, HSA LLC does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("LIABILITIES"), whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement. HSA LLC does not have any (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services and (v) any guaranties of any obligations of any other person. Prior to the Closing Date, the contracts and other agreements, including without limitation, management agreements, and commitments between HSA LLC and either of the Assignors or any of their Affiliates set forth on Schedule 3.2(m) shall be terminated without any liability to HSA LLC and all amounts owing thereunder by HSA LLC shall have been paid in full or shall have been forgiven (it being understood that, notwithstanding the foregoing, the Assignors shall be entitled to receive all allocations of income, gain, loss, deduction, credit and similar items and distributions of HSA LLC to which they are otherwise entitled through the Closing Date).
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                           (n)      Information Supplied.  None of the
information relating to HSA LLC supplied or to be supplied in writing by HSA LLC or the Assignors for inclusion or incorporation by reference in the Registration Statement (as defined in the Merger Agreement) will, at the time the Registration Statement becomes effective under the Act or at the time the proxy statement included therein is mailed to USFS stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  III.3 Agreement Regarding Representations and Warranties of Assignors. Notwithstanding any of the representations and warranties made by the Assignors in Section 3.2 hereof, the Company and USFS hereby agree that neither of the Assignors shall have any liability or obligation (including indemnification obligations under Section 6.1 hereof) for any inaccuracies contained in, or omissions from, any of the representations and warranties set forth in such Section 3.2 (including the Schedules and other deliveries contemplated thereby) to the extent that such (a) arise or result from or were or are caused by any act or omission of USFS or any of its Affiliates since the date of the Master Franchise Agreement in respect of the management, control, franchising, licensing or operation of the Hawthorn Brand or Hawthorn System and/or in USFS's capacity as a member of HSA LLC, or (b) are actually known to USFS or any of its Affiliates on the date hereof or as of the date of Closing.
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                                   SECTION IV

                                    COVENANTS

                  IV.1 Cooperation. The parties mutually covenant and agree to cooperate with each other and promptly to take such other action and to execute and deliver, or use their reasonable best efforts to cause to be executed or delivered, such other and further documents as may be reasonable and necessary to give effect to the transactions contemplated by this Agreement and the Merger Agreement including, but not limited to, any amendments to limited liability company agreements necessary to provide for the admission of the Company as a member thereof, as the case may be and the preparation and filing of the Registration Statement. Between the date of this Agreement and the Closing Date, the Assignors shall use their reasonable best efforts to cause HSA LLC to afford the Company, and the Company and USFS shall afford the Assignors and their respective authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, contracts and other agreements, books and records of HSA LLC, the Company and/or USFS, as the case may be, and shall promptly deliver or make available to the Company or the Assignors, as applicable, all information concerning the business, properties, assets and personnel of HSA LLC, the Company and/or USFS, as the case may be, as the Company or the Assignors, respectively, may from time to time reasonably request. In furtherance of the above, the parties shall use their reasonable best efforts to ensure that their accountants (and the accountants for HSA LLC) cooperate in a timely manner including, but not limited to, in the preparation of financial information for inclusion in the Registration Statement.

                  IV.2 Shareholders Agreement. At or prior to the Closing, HSA, HPI and the Company shall execute and deliver the Shareholders Agreement substantially in the form previously delivered to the parties hereto (the "SHAREHOLDERS AGREEMENT").

                  IV.3 Operations. During the period commencing on the date hereof and ending at the Effective Time, the Assignors shall use their reasonable best efforts to cause HSA LLC to conduct its operations according to its ordinary course of business consistent with past practice.

                  IV.4 Operation of the Company. Prior to the Effective Time (as defined in the Merger Agreement), the Company shall not, and USFS shall not cause or permit the Company to, engage in any business or activity other than executing and delivering this Agreement, the Merger Agreement and the Shareholders Agreement and consummating the transactions contemplated hereby and thereby.

                  IV.5 Certificate of Incorporation and By-Laws. Prior to the Closing Date, the Company shall not, and USFS shall not cause or permit the Company to, take any action to amend, modify, revoke or rescind its Certificate of Incorporation or By-Laws.

                  IV.6 Merger and Merger Agreement. Immediately after the closing of the transactions contemplated hereby, USFS and the Company hereby agree with the Assignors that they shall consummate the Merger in accordance with, and subject to, the terms and conditions of the Merger Agreement, in the form previously delivered to the parties hereto. Neither the Company nor USFS shall take any action to amend, modify or terminate the Merger Agreement, without the prior written consent of the Assignors, which shall not be unreasonably withheld.

                  IV.7     Reasonable Efforts; Additional Actions.

                           (a)      Upon the terms and subject to the conditions
of this Agreement, and in addition to the covenants contained in Section 4.1, each of the parties hereto shall use all reasonable best efforts, and the Assignors shall use their reasonable best efforts to cause HSA LLC, to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the parties' or HSA LLC's borrowing or other contractual arrangements required by the transactions contemplated by this Agreement (other than consents, amendments or waivers the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on HSA LLC or the Company or the consummation of the transactions contemplated hereby), (b) effect promptly all necessary or appropriate registrations and filings with any Governmental Authority, including, without limitation, filings and submissions pursuant to the HSR Act (as defined in Section 7.1(b)), the Act, the Securities Exchange Act of 1934, as amended, the General Corporation Law of the State of Delaware and state "blue sky" laws,
(c) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (d) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 7.

                           (b)      If, at any time after the Effective Time (as
defined in the Merger Agreement), the Company shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm in the Company the right, title or interest in, to or under any of the rights, properties or assets of, or Equity Interests to, HSA LLC, acquired or to be acquired by the Company as a result of, or in connection with, the Merger, this Agreement or any of the transactions contemplated hereby or thereby or otherwise to carry out this Agreement, the officers and directors of the Company shall be authorized to execute and deliver, in the name and on behalf HSA LLC, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of HSA LLC and the Assignors, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of, or Equity Interests in, HSA LLC or to carry out this Agreement.

                  IV.8 Notification of Certain Matters. Each of the parties hereto shall give prompt notice (and provide copies) to each other party of:
(i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of such party or HSA LLC, as the case may be, to which such party or HSA LLC or any of their respective subsidiaries, as the case may be, is a party or is otherwise bound or subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement or this Agreement, including the Merger; (iii) any notice or other communication from any regulatory authority, the Nasdaq Stock Market, Inc. or national securities exchange in connection with the transactions contemplated by the Merger Agreement or this Agreement, including the Merger; (iv) any material adverse change in the business, assets, financial condition or results of operations of such parties and their subsidiaries, taken as a whole, as the case may be, or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; (v) any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting such party or HSA LLC, or any of their respective property or assets, or, to the best of its knowledge, any employee, director or officer, in his or her capacity as such, of such party or HSA LLC, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or would otherwise render inaccurate any representation or warranty contained herein or which relates to the consummation of the transactions contemplated by this Agreement; (vi) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing Date and (vii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section
4.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  IV.9 Provision of Additional Information. Each of the Company and USFS hereby agrees to provide, or cause to be provided, to each of the Assignors, copies of all documents contemplated by the Merger Agreement, including, without, limitation, the Proxy Statement/Registration Statement on Form S-4, and submissions pursuant to the HSR Act (as defined in Section 7.1(b)).

                  IV.10 Confidentiality. At all times, both during the term of this Agreement and after the Closing Date, each party (including, without limitation, their agents, representatives, attorneys, accountants, financial advisors and employees) shall not use or disclose any non-public, confidential or proprietary information in the possession of or known by the parties hereto in connection with their respective business or operations, or any of their respective subsidiaries, except as required by law (provided that before making any disclosure by reason of legal requirement the party seeking to make such disclosure shall give prior notice to each other party hereunder, and use its best efforts to provide such parties an opportunity to obtain appropriate protective orders or confidentiality undertakings). Each party agrees that it shall not divulge, furnish or make accessible any such knowledge or information to anyone except their or another party's attorneys, accountants and advisors who are aware of and bound by the requirements of confidentiality provisions set forth herein, or as authorized in writing by the appropriate other party hereto and they shall not use any such knowledge or information in any trade or business. The provisions of this Section 4.10 shall survive the Closing or any termination of this Agreement.

                                    SECTION V

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the Company contained in
Section 3.1 of this Agreement (including the Schedules and other deliveries contemplated thereby) and of HSA and HPI contained in Section 3.2 of this Agreement (including the Schedules and other deliveries contemplated thereby) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one year following the Closing Date, except that those contained in Sections 3.2(d), 3.2(m) and 3.2(n) shall survive for a period of five years following the Closing Date and those fraudulently made shall survive indefinitely.

                                   SECTION VI

                                 INDEMNIFICATION

                  VI.1     Indemnity by Assignors and Rockwood.

                           (a)      The Assignors, jointly and severally, do
hereby indemnify and agree to defend and hold each of the Company and USFS, its officers, directors, shareholders, employees, agents, successors, permitted assigns and Affiliates completely free and harmless from any and all manner of claim, loss, damage, liability or expense (including, without limitation, reasonable legal fees and expenses) (collectively, the "LOSSES") arising under or relating to: (i) any representation or warranty of HSA LLC contained in the Master Franchise Agreement being untrue or incorrect as of the date of the Master Franchise Agreement; (ii) any representation and warranty of an Assignor herein contained being untrue or incorrect as of the date made or as of the Closing Date; (iii) the failure of HSA LLC to have performed or complied with any of its covenants or agreements contained in the Master Franchise Agreement to have been performed or complied with on or prior to the Closing Date; (iv) the failure of an Assignor to perform or comply with any of its covenants or agreements contained in this Agreement; (v) the operation of the Hawthorn System, including, without limitation, any matters pertaining to the Existing Licenses (including without limitation the administration of the Ad
Fund), prior to the date of the Master Franchise Agreement; (vi) the grant of any Hawthorn License, or the execution of any agreement, by HSA LLC or any of its Affiliates prior to the date of the Master Franchise Agreement; (vii) any Restrictive Agreement (as defined in the Master Franchise Agreement) that relates to or is asserted against any Hawthorn Brand hotel for which Deemed Approval (as defined in the Master Franchise Agreement) was given under Section 2.4(b) of the Master Franchise Agreement or which is not listed on Schedule I to the Master Franchise Agreement; (viii) any matters pertaining to any UFOC prepared or delivered by the Company, USFS or any of their Affiliates or the Registration Statement, in each case solely to the extent such losses are the result of information that was provided in writing by HSA LLC, HSA, HPI or their Affiliates to the Company, USFS or any of their Affiliates for inclusion therein; (ix) the operation of HSA LLC on or prior to the Closing Date; or (x) any claim made by any Affiliate, shareholder or joint venture partner of HSA or HPI, in respect of the transactions contemplated hereby or the operation of HSA LLC on or prior to the Closing Date, except in each case to the extent that such arise or result from or were or are caused by any act or omission of USFS or any of its Affiliates since the date of the Master

Franchise Agreement in respect of the management, control, franchising, licensing or operation of the Hawthorn Brand or Hawthorn System or in USFS's capacity as a member of HSA LLC (other than an act or omission taken or not taken, as the case may be, in reliance on any representation, warranty, covenant or agreement of HSA LLC under the Master Franchise Agreement).

                           (b)      Rockwood & Co. ("Rockwood") does hereby
indemnify and agree to defend and hold each of the Company and USFS, its officers, directors, shareholders, employees, agents, successors, permitted assigns and Affiliates completely free and harmless from any and all Losses arising under or relating to: (i) any representation or warranty contained in
Section 3.2(d), 3.2(m) (solely to the extent such Losses exceed the Basket Amount) or 3.2(n) of this Agreement being untrue or incorrect as of the date made or as of the Closing Date or any other representation and warranty of the Assignors contained in this Agreement that was fraudulently made; (ii) any Restrictive Agreement that relates to or is asserted against any Hawthorn Brand hotel for which Deemed Approval was given under Section 2.4(b) of the Master Franchise Agreement or which is not listed on Schedule I to the Master Franchise Agreement; (iii) any Losses resulting from the Registration Statement solely to the extent such Losses are the result of information that was provided in writing by HSA LLC, HSA, HPI or their Affiliates to the Company, USFS or their Affiliates for inclusion therein; (iv) the operation of HSA LLC on or prior to the Closing Date (solely to the extent such Losses exceed the Basket Amount); or
(v) any claim made by any Affiliate, shareholder or joint venture partner of HSA or HPI, in respect to the transactions contemplated hereby or the operation of HSA LLC on or prior to the

Closing Date, except in each case to the extent that such arise or result from or were or are caused by any act or omission of USFS or any of its Affiliates since the date of the Master Franchise Agreement in respect of the management, control, franchising, licensing or operation of the Hawthorn Brand or Hawthorn System or in USFS's capacity as a member of HSA LLC (other than an act or omission taken or not taken, as the case may be, in reliance on any representation, warranty, covenant or agreement of HSA LLC under the Master Franchise Agreement).

                  VI.2 Indemnity by the Company and USFS. The Company and USFS, jointly and severally, hereby agree to indemnify, defend and hold HSA and HPI, their officers, directors, shareholders, employees, agents, successors, permitted assigns and Affiliates completely free and harmless from any and all manner of Losses arising under or relating to the operation of the Hawthorn System, or any other acts or omissions of the Company, USFS or their Affiliates, with respect to the Hawthorn Brand or the Hawthorn System, to the extent the same relates to matters occurring or events arising or otherwise in any respect relating to the period on and after the date of the Master Franchise Agreement (except for such matters that entitle the Company to indemnity from HSA and HPI under Section 6.1). Without in any way eliminating the generality of the foregoing, the aforesaid indemnity shall relate to: (i) any representation or warranty of the Company or USFS herein contained being untrue or incorrect in any material respect as of the date made or as of the Closing Date; (ii) failure of the Company or USFS to perform and comply in any material respect with any of its covenants or agreements contained in this Agreement or the Merger Agreement;
(iii) the operation of the Hawthorn System after the date of the Master

Franchise Agreement; (iv) the grant of any Hawthorn License after the date of the Master Franchise Agreement; or (v) any matters pertaining to any UFOC prepared or delivered by USFS or the Company or any of their Affiliates other than any matters included therein relating to or arising out of information that was provided in writing by HSA LLC (prior to the Closing Date), HSA or HPI or their Affiliates for inclusion therein.

                  VI.3 Limitations on Indemnification. (a) The Assignors shall not be obligated to pay any amounts for indemnification under Section 6.1(a) in respect of any Loss (except those based upon, arising out of or otherwise in respect of a matter for which indemnification is available under Section 6.1(b) (the "Basket Exclusions")), until the aggregate amounts of such Losses, exclusive of those based on the Basket Exclusions, equals $200,000 (the "Basket Amount"), whereupon the Assignors shall be obligated to pay in full the amount of all such Losses in excess of the Basket Amount.

                       (b)      The Assignors and Rockwood shall be
obligated to pay any amounts for indemnification based on the Basket Exclusions in accordance with Section 6.1(a) and 6.1(b) without regard to whether all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                       (c)      The Assignors shall not be obligated to
make any payment for indemnification under Section 6.1(a) to the extent that such payment, together with all prior indemnifications made by the Assignors under Section 6.1(a) in respect of Losses that are not Basket Exclusions exceeds Twenty Million Dollars ($20,000,000).

                       (d) Except in the case of fraud, no claim for indemnification shall be made unless notice thereof shall have been delivered to the indemnifying party

(i) in the case of a claim under 6.1(a), 6.1(b)(i) (with respect to representations and warranties contained in Sections 3.2(m) or (n)), 6.1(b)(ii)-(iv), or 6.2, on or prior to the first anniversary of the Closing Date or (ii) in the case of a claim under Section 6.1(b)(i) (with respect to representations and warranties contained in Section 3.2(d)) or 6.1(b)(v), on or prior to the fifth anniversary of the Closing Date.

                  VI.4 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under Section VI shall, promptly after receipt of notice of commencement or threatened commencement of any action against such party in respect of which a claim is to be or may be made against an indemnifying party or parties under Section VI, notify the indemnifying party of the commencement or threatened commencement of such action, enclosing a copy of all papers served, it being understood and agreed, however, that the failure so to notify promptly the indemnifying party will not relieve the indemnifying party from any liability it may have to any indemnified party under such Section unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party or otherwise materially adversely affects the ability of the indemnifying party to defend against or diminish the losses arising out of such claim, action or proceeding. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel selected by the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. It is understood and agreed that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of counsel (together with local counsel in each applicable jurisdiction) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be paid or reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party who has assumed the defense of any claim or action pursuant to this Section 6.4 will not be liable for any settlement of any action or claim effected without its written consent. If the indemnifying party assumes the defense of any claim or action pursuant to this
Section 6.4, the indemnified party shall make available to the indemnifying party any books, records or other documents within its control that are reasonably necessary for such defense.

                  VI.5 Indemnification Payments by Assignor(s). In the event that the Assignors, or either of them, is required to make any payments pursuant to this Section VI, such payments may be made, in the sole discretion of such Assignor(s), by the delivery of shares of Class A Stock to the party entitled to receive such payment (subject to compliance with all applicable laws and the terms of the Shareholders Agreement referred to in Section 4.2 hereof). Any shares of Class A Stock delivered by the Assignor(s) in satisfaction of its or their obligations pursuant to this Section VI shall have a value per share equal to the average of the closing trade prices for the Class A Stock as reported on the NASDAQ National Market for the five (5) trading days immediately prior to such payment.

                  VI.6 Exclusive Remedy. Except as such claim may arise as a result of fraud, the indemnification provisions of this Section VI shall be the exclusive remedies of the parties hereto for any breach of representation or warranty contained herein.

                                   SECTION VII

                               CLOSING CONDITIONS

                  VII.1 Conditions to the Company's Obligations. The obligations of the Company to complete the transactions contemplated in this Agreement are subject to the fulfillment of the following conditions on or before the Closing
Date:

                           (a)     the Assignors shall have assigned,
transferred and set over their respective Equity Interests (in accordance with Schedule 1) to the Assignee.

                           (b)      All filings required to be made prior to
the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, governmental entities, including, without limitation, any such filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby the Company will have been made or obtained (as the case may be) and all HSR Act waiting periods shall have expired or been terminated.

                           (c)      The representations and warranties of the
Assignors contained in this Agreement shall be true and correct as of the Closing Date as if made at such time.

                           (d)      The conditions to the Merger contained in
the Merger Agreement shall have been satisfied in accordance with their terms.

                           (e)      The Assignors shall have duly executed and
delivered the Shareholders Agreement referenced in Section 4.2 hereof.

                           (f)      The Company and USFS shall have received
the opinion of Neal, Gerber & Eisenberg, dated the Closing Date, in the form reasonably acceptable to the parties.

                           (g)      Hyatt Hotels Corporation shall have
delivered a letter to the Company substantially in the form of the letter dated March 27, 1996 (the "SPIRIT SYSTEM LETTER"), addressed to USFS, confirming the matters contained in the Spirit System Letter.

                  VII.2 Condition to the Obligations of Assignors. The obligations of the Assignors to complete the transactions contemplated in this Agreement are subject to the fulfillment of the following conditions on or before the Closing Date:

                           (a)      The Assignors shall have been issued the
shares of Class A Stock pursuant to Section 2.3.

                           (b)      All filings required to be made prior to
the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, governmental entities, including, without limitation any such filings under the HSR Act, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be) and all HSR Act waiting periods shall have expired or been terminated.

                           (c)      The representations and warranties of the
Company and USFS contained in this Agreement shall be true and correct as of the Closing Date as if made at such time.

                           (d)      The conditions to the Merger contained in
the Merger Agreement shall have been satisfied in accordance with their terms(without waiver or modification).

                           (e)      The Assignors shall have received the
opinion of Paul, Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, in the form reasonably acceptable to the parties.


                           (f)      The Company, Michael A. Leven and Neal K.
Aronson shall have duly executed and delivered the Shareholders Agreement referred to in Section 4.2 hereof.

                           (g)      USFS shall have duly executed and delivered
a Release Agreement and Covenant Not to Sue, in the form reasonably acceptable to the parties, releasing Rockwood & Co. from all liabilities and obligations arising under or related to the Master Franchise Agreement (other than as provided in Section 6.1(b)).

                           (h)      USFS shall have duly executed and delivered
an Estoppel Certificate, in the form reasonably acceptable to the parties, certifying that, on and as of the Closing Date, (i) USFS is not in breach or default of any of the terms or conditions of the Master Franchise Agreement, and
(ii) to the best of USFS's and USFS's Affiliates actual knowledge, (A) neither of the Assignors is in breach or default of any of the terms or conditions of the Master Franchise Agreement, and (B) there does not exist any condition (with or without notice or lapse of time or both) which would constitute a breach or default of the Master Franchise Agreement by either or both of the Assignors and (c) the Assignors are not in breach of any representation or warranty contained in Section 3.2 of this Agreement.

                                  SECTION VIII

                                  MISCELLANEOUS

                  VIII.1   Certain Definitions.

                           (a)      "Affiliate," with respect to any person,
shall mean any person controlling, controlled or under common control with such person.

                           (b)      "Hawthorn Brand" shall mean the trade names
"Hawthorn," "Hawthorn Suites" and any other trade names, trademarks, copyrights and other Intellectual Property now used, or which may hereafter be developed for use, in connection with the operation of hotels under the "Hawthorn" brand.

                           (c)      "Hawthorn System" shall mean the Hawthorn
Brand, together with the system of operation now existing with respect thereto, including, without limitation, the system of licensing, reservations, training, marketing and advertising, prototype plans, specifications and working drawings, and operations, used or associated with the use and operation of hotels operated under the Hawthorn Brand, and together with the rights and interests of HSA LLC under the Reservation Agreement (referred to in the Master Franchise Agreement) and the Contracts.

                           (d)      "Knowledge of the Assignors" shall mean the
actual (as opposed to imputed or constructive) knowledge of any of Nicholas J. Pritzker, any other member of the Pritzker family, Douglas G. Geoga, Harold S. Handlesman or John Lyons.

                           (e)      "Master Franchise Agreement" shall mean the
Master Franchise Agreement, dated as of March 27, 1996, between HSA Properties, L.L.C. and U.S. Franchise Systems, Inc.

                           (f)      "Material Adverse Effect," with respect to
any Person, shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of such Person and its subsidiaries taken as a whole;

                           (g)      "Person" shall mean and include an
individual, a partnership, a joint venture, a limited liability company or partnership, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  VIII.2 Consent. The Assignors and USFS hereby provide such consents and waivers as may be necessary under the HSA LLC Agreement to permit the completion of the transactions contemplated in this Agreement.

                  VIII.3 Expenses. All fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

                  VIII.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to the Company or USFS, to:
                                    U.S. Franchise Systems, Inc.
                                    13 Corporate Square, Suite 250
                                    Atlanta, Georgia 30329
                                    Attention:  Mr. Neal K. Aronson
                                    Telecopier:  (404) 235-7448

                                    With a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Paul D. Ginsberg, Esq.
                                    Telecopier:  (212) 757-3990

                           (b)      If to HSA or HPI, to:

                                    c/o HSA Properties, Inc.
                                    200 West Madison Street
                                    Suite 3800
                                    Chicago, Illinois 60606
                                    Attention:  Harold S. Handelsman, Esq.
                                    Telecopier:  (312) 750-8545

                                    With copies to:

                                    Neal, Gerber & Eisenberg
                                    Two North LaSalle Street
                                    Suite 2200
                                    Chicago, Illinois 60602
                                    Attention:  Michael A. Pucker, Esq.
                                    Telecopier:  (312) 269-1747

                  VIII.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  VIII.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns for the uses and purposes set forth and referred to herein, effective as of the date hereof.

                  VIII.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

                  VIII.8 Amendments; Waivers. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by all of the parties. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any waiver by any party be deemed a continuing waiver of any matter by such party.

                  VIII.9 Severability. If any provision hereof or any application thereof shall be invalid or unenforceable, the remainder hereof and any other application of such provision shall not be affected thereby.

                  VIII.10 Termination. This Agreement may be terminated by mutual written consent of the Company and the Assignors or, at the election of any of the

Assignors or the Company, if the Closing Date has not occurred on or prior to April 30, 1998.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      HAWTHORN SUITES ASSOCIATES

                                      By:  Meridian Associates, L.P.,
                                           its managing venturer

                                      By:  Meridian Investments, Inc.,
                                           its general partner

                                      By:  /s/ Glen Miller
                                           -----------------------------------
                                           Name:  Glen Miller
                                           Title: Vice President

                                      HSA PROPERTIES, INC.

                                      By:  /s/ Glen Miller
                                           -----------------------------------
                                           Name:  Glen Miller
                                           Title: Vice President

                                      USFS HAWTHORN, INC.

                                      By:  /s/ Neal K. Aronson
                                           -----------------------------------
                                           Name:  Neal K. Aronson
                                           Title: President

                                      U.S. FRANCHISE SYSTEMS, INC.

                                      By:  /s/ Michael A. Leven
                                           -----------------------------------
                                           Name:  Michael A. Leven
                                           Title: Chief Executive Officer
                                                  and President

                            JOINDER OF ROCKWOOD & CO.

                  The undersigned, Rockwood & Co., a Delaware corporation, for valuable consideration which is hereby acknowledged, hereby joins in the execution and delivery of this Agreement solely for purposes of binding itself to the provisions of Section VI.

                  Notwithstanding the foregoing, the liability of the undersigned hereunder shall be limited to the periods specified in Section 6.3(d) of this Agreement and shall be limited to an aggregate amount of Twenty Million Dollars ($20,000,000) (the "GUARANTEE AMOUNT"). At such time as the undersigned has paid, in the aggregate (and without consideration of interest or other carrying charges), the Guarantee Amount, whether or not as a result of any single or group of related occurrences, this Joinder shall terminate and the undersigned shall have no further liability or obligation hereunder.

                  The provisions of this Joinder are intended solely for the benefit of the Company and USFS and their successors in interest under the above Agreement, and are not intended for the benefit of, and may not be enforced by, any third party.

                                         ROCKWOOD & CO.,
                                         a Delaware corporation

                                         By /s/ Glen Miller
                                            ----------------------------------
                                            Name:  Glen Miller
                                            Title: Vice President

                                   SCHEDULE 1



----------------------------------------------------------------------------------------------

    NAME OF ASSIGNOR             EQUITY INTERESTS                  NUMBER OF SHARES OF CLASS A
                                                                       COMMON STOCK OF
                                                                      USFS/HAWTHORNE, INC.
----------------------------------------------------------------------------------------------
Hawthorn Suites              98% membership interest in HSA
Associates                   Properties, LLC                                         2,199,775
----------------------------------------------------------------------------------------------

HSA Properties, Inc.         1% membership interest                                     22,447
                             in HSA Properties, LLC
----------------------------------------------------------------------------------------------

                                   SCHEDULE 2



----------------------------------------------------------------------------------
          NAME OF MEMBER                          EQUITY INTEREST
----------------------------------------------------------------------------------
Hawthorn Suites Associates          98% membership interest of HSA Properties, LLC

----------------------------------------------------------------------------------
HSA Properties, Inc.                1% membership interest of HSA Properties, LLC

----------------------------------------------------------------------------------

U.S. Franchise Systems, Inc.        1% membership interest of HSA Properties, LLC
----------------------------------------------------------------------------------

                             ASSIGNORS' SCHEDULES TO
                             CONTRIBUTION AGREEMENT






                                General Comments


         While the Assignors have endeavored to identify under each Section and Section subheading the particular items relevant thereto, items listed under one Section or under one Section subheading may be relevant to another Section or Section subheading of the following schedules. Accordingly, items listed under each Section and Section subheading are hereby incorporated by reference in each other Section and Section subheading.

         The inclusion of a matter herein is not an admission by and does not reflect a judgment on the part of either of the Assignors or its partners, officers or employees that such matter is material to the business of HSA Properties, L.L.C. or that it does or may have a material adverse effect.

         Capitalized terms used herein and not otherwise defined have the meanings specified in the Contribution Agreement.

         In addition, please note that the attached schedules may not include or reflect matters that have arisen since the date of the Master Franchise Agreement and were the result of any act or omission of U.S. Franchise Systems, Inc. Please refer to Section 3.3 of the Contribution Agreement with respect to such matters.

                               SCHEDULE 3.2(g)(2)

                       TRADEMARKS, PATENTS AND COPYRIGHTS



1. See attached chart showing Trademarks, Patents and Copyrights assigned to HSA Properties, L.L.C. in connection with the Master Franchise Agreement.


2. HSA Properties, L.L.C. may have limited common law trademark rights to the marks HAWTHORN SUITES HAPPENINGS, HAWTHORN SUITES HOTELS and IT'S SO MUCH LIKE HOME.


3. As of the date of the Master Franchise Agreement, Riverview Marketing had compiled information in a database for Hawthorn Suites Associates.


         NOTE: NEITHER OF THE ASSIGNORS NOR HSA PROPERTIES, L.L.C. HAS TAKEN ANY ACTION WITH RESPECT TO ANY TRADEMARKS, PATENTS OR COPYRIGHTS HELD BY HSA PROPERTIES, L.L.C. SINCE THE DATE OF THE MASTER FRANCHISE AGREEMENT, EXCEPT AT THE REQUEST OF USFS.

                               SCHEDULE 3.2(g)(2)

                             HSA PROPERTIES, L.L.C.
                       TRADEMARKS, PATENTS AND COPYRIGHTS
              ASSIGNED TO HSA PROPERTIES, L.L.C. IN CONNECTION WITH
                         THE MASTER FRANCHISE AGREEMENT

===================================================================================================================================
  MARK/COUNTRY                     APPLICATION/              PRIORITY DATES                          GOODS/SERVICES
                                 REGISTRATION NO.
===================================================================================================================================
HAWTHORN SUITES                  Reg. No. 1,401,695      1st use alleged 10/7/85;            Hotel services, namely providing
                                                         application filed 11/13/85;         lodging and restaurant services in
                                                         registered 7/15/86                  hotels
United States
-----------------------------------------------------------------------------------------------------------------------------------
HAWTHORN SUITES                  Application No.         Application filed 3/13/87 (ITU)     Operation of a business providing
Canada                           579,986                                                     hotel, food and cocktail services
===================================================================================================================================
TREE LOGO                        Reg. No.                1st use alleged 11/02/86;           Hotel, restaurant and bar services;
United States                    1,534,742               application filed 3/23/87;          hotel management and reservation
                                                         registered 4/11/89                  services
-----------------------------------------------------------------------------------------------------------------------------------
TREE LOGO                        Application No.         Application filed                   Operation of a business providing
Canada                           579,955                 3/13/87 (ITU)                       hotel, food and cocktail services
===================================================================================================================================
HAWTHORN SUITES AND TREE LOGO    Reg. No. 1,531,365      1st use alleged 11/02/86;           Hotel, restaurant and bar services;
United States                                            application filed 3/23/87;          hotel management and reservation
                                                         registered 3/21/89;                 services
===================================================================================================================================
HAWTHORN SUITES                  Reg. No.                Application filed 3/22/91;          Hotel, food and cocktail services
AND TREE LOGO                    426,084                 registered 11/24/92
Mexico
-----------------------------------------------------------------------------------------------------------------------------------
THE SUITE                        Application No.         Application filed                   Operation of a business of providing
OPPORTUNITY                      579,979                 3/13/87 (ITU)                       hotel services and providing food and
Canada                                                                                       cocktail services, namely the
                                                                                             operation of restaurants, provisions
                                                                                             of banquet facilities and operation of
                                                                                             cocktail lounges
-----------------------------------------------------------------------------------------------------------------------------------
HAWTHORN SUITES                  Reg. No.                1st use alleged 5/16/89;            Entertainment services, namely,
CARES ABOUT KIDS                 1,626,350               application filed 6/5/89;           providing children's activities
United States                                            registered 12/4/90                  programs featuring games, beverages,
                                                                                             food and sound events at a hotel
-----------------------------------------------------------------------------------------------------------------------------------
STAY A LITTLE CLOSER TO HOME     Reg. No.                1st use alleged 5/87; application   Rendering technical aid and assistance
United States                    1,512,029               filed 7/2/87; registered 11/8/88    in the establishment and/or operation
                                                                                             of hotels and restaurants
===================================================================================================================================

                               SCHEDULE 3.2(g)(3)

                         INTELLECTUAL PROPERTY LICENSES


                                      None

                                 SCHEDULE 3.2(h)

                         EXCEPTIONS TO NON-CONTRAVENTION
                    REPRESENTATION OF HSA PROPERTIES, L.L.C.


As of December 9, 1997, HSA Properties, L.L.C. was not in good standing in the State of Delaware solely as a result of the failure to file its Annual Report and pay the required franchise fee. A Certificate to Restore Good Standing with respect to this entity was filed with the Secretary of State of the State of Delaware on December 9, 1997. According to the Office of the Secretary of State of the State of Delaware, the amount required to restore the company to good standing is approximately $211.00.

                                 SCHEDULE 3.2(j)

                                     PERMITS


                                      None (1)



------------------------------
(1) Please refer to Schedule 7.2(i) of the Master Franchise Agreement for permits held by Hawthorn Suites Associates as of the date of that agreement.

                                 SCHEDULE 3.2(k)

                                    CONTRACTS

HSA Properties, L.L.C. or its Affiliates have entered into (or acknowledged) the following contracts:

         1. Reservation Agreement, dated as of March 27, 1996, between Hyatt Corporation d/b/a Regency Systems Solutions, Inc. and HSA Properties, L.L.C.(1)

         2. Master Franchise Agreement, dated as of March 27, 1996, between HSA Properties, L.L.C. and U.S. Franchise Systems, Inc., together with the Side Letter (re: Naperville License) of even date therewith.

         3. Assignment of Existing Licenses from HSA Properties, L.L.C. to Hawthorn Suites Franchising Inc.

         4. Assignment of Contracts from HSA Properties, L.L.C. to Hawthorn Suites Franchising Inc.

         5. License Agreement, dated March 27, 1996, between HSA Properties, L.L.C. and Hawthorn Suites Associates.

         6. Fee Agreement, dated as of March 27, 1996, between Rockwood & Co., Inc. and HSA Properties, L.L.C.

         7. Shared Space and Services Agreement, dated as of March 27, 1996, among Hawthorn Suites Associates, HSA Properties, Inc. and HSA Properties, L.L.C.

         8. Hawthorn Suites Hotel's Master Development Strategic Alliance Agreement, dated December 23, 1996, among USFS, Hawthorn Suites Franchising, Inc. and Sunstone Hotel Investors, L.P. (acknowledged by HSA Properties, L.L.C., January 20, 1997).

         NOTE: With respect to the Existing Licenses (as defined in the Master Franchise Agreement), neither of the Assignors nor HSA Properties, L.L.C. has taken any action since the date of the Master Franchise Agreement, except at the direction of, or as disclosed to, USFS.

----------------------------
(1) As set forth in the attached letter from Peter D. Connolly, Senior Vice President and General Counsel of Hyatt Hotels Corporation, certain aspects of the reservation system have been outsourced to CSC Outsourcing, Inc.

                       Master Franchise Agreement, except at the direction of, or as disclosed to, USFS.

                                      Peter D. Connolly
                                      Senior Vice President and General Counsel

                                      Hyatt Hotels Corporation
                                      200 West Madison
                                      Chicago, IL 60606 USA

                                      Telephone: 312.750.8105
                                      Telex: 687 1520
                                      FAX: 312.750.8581


                               December 10, 1997


Michael Pucker, Esquire
Neal, Gerber & Eisenberg
Two North LaSalle
Suite 2300
Chicago, Illinois  60602

         Re:  Reservation Services

Dear Michael:

         You have requested that I summarize for you the impact, if any, of the Outsourcing Agreement between Hyatt and CSC Outsourcing, Inc. dated June 30, 1996 and effective August 1, 1996, on the obligations of Hyatt to provide central reservations services to Hawthorn Suites, pursuant to the Reservations Agreement between the latter two entities.

         The Outsourcing Agreement specifies a series of particular services which CSCO and its subcontractor, the Sabre Group, are obligated to provide to Hyatt and members of the Hyatt Organization (which defined term includes Hawthorn Suites). These services include the maintenance, enhancement and future development of the hardware, software, data bases and network configurations which comprise the SPIRIT reservation system. Hyatt ultimately maintains direction and control over the services provided, which activities are measured against a series of minimum acceptable service levels. Hyatt continues to operate the call center activities at the Omaha Reservation Center with Hyatt employees, as those functions were not outsourced. Thus, in shorthand, CSCO maintains the box and Hyatt answers the phone.

         Nothing in the Outsourcing Agreement should impact Hawthorn Suites' rights to continue to receive reservations services under the terms and conditions of the Reservations Agreement. If you need further information concerning the Outsourcing Agreement or related issues, please don't hesitate to call me.

                                                     Very truly yours,

                                                     /s/ Peter D. Connolly

                                 SCHEDULE 3.2(m)

                   CONTRACTS TO BE TERMINATED PRIOR TO CLOSING


         1. Fee Agreement, dated as of March 27, 1996, between Rockwood & Co., Inc. and HSA Properties, L.L.C.

         2. Shared Space and Services Agreement, dated as of March 27, 1996, among Hawthorn Suites Associates, HSA Properties, Inc. and HSA Properties, L.L.C.